                                                                    EXHIBIT 99.3

                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE

- - - - - - - - - - - - - - - - - - - - - -
- - - -                                        x
                                               : Chapter 11
                                               :
In re:                                         : Case No. 01-11490 (MFW)
                                               :
HAYES LEMMERZ INTERNATIONAL, INC., et al.,     : Jointly Administered
                                               :
                           Debtors.            : Related to Docket No. 2167
                                               x
- - - - - - - - - - - - - - - - - - - - - -
- - - -

          REVISED FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER UNDER
  11 U.S.C. Sections 1129(a) AND 1129 (b) AND FED. R. BANKR. P. 3020 CONFIRMING
          MODIFIED FIRST AMENDED JOINT PLAN OF REORGANIZATION OF HAYES
           LEMMERZ INTERNATIONAL, INC. AND ITS AFFILIATED DEBTORS AND
         DEBTORS-IN-POSSESSION, DATED APRIL 9, 2003, AS FURTHER MODIFIED

                  Upon the motion, dated December 21, 2002 [Docket No. 1696], of Hayes Lemmerz International, Inc. ("HLI"), and certain of its subsidiaries and affiliates (the "Affiliate Debtors"), debtors and debtors-in-possession in the above-captioned cases (collectively, the "Debtors")(1), for the entry of an order (i) approving the adequacy of the Debtors' Original

------------------------

(1) The Debtors are: Hayes Lemmerz International, Inc.; Hayes Lemmerz International - California, Inc.; Hayes Lemmerz International - Georgia, Inc.; Hayes Lemmerz International - Homer, Inc.; Hayes Lemmerz International - Howell, Inc.; Hayes Lemmerz International - Huntington, Inc.; Hayes Lemmerz International - Kentucky, Inc.; Hayes Lemmerz International - Mexico, Inc.; Hayes Lemmerz International - Ohio, Inc.; Hayes Lemmerz International - Texas, Inc.; HLI (Europe), LTD.; Hayes Lemmerz International - CMI, Inc.; Hayes Lemmerz International - Bristol, Inc.; Hayes Lemmerz International - Cadillac, Inc.; Hayes Lemmerz International - Equipment & Engineering, Inc.; Hayes Lemmerz International - Laredo, Inc.; Hayes Lemmerz International - Montague, Inc.; Hayes Lemmerz International - PCA, Inc.; Hayes Lemmerz International - Petersburg, Inc.; Hayes Lemmerz International - Southfield, Inc.; Hayes Lemmerz International - Technical Center, Inc.; Hayes Lemmerz International - Transportation, Inc.; Hayes Lemmerz International - Wabash, Inc.; HLI - Summerfield Realty Corp.; HLI Realty, Inc.; HLI - Ventures, Inc.; and Industrias Fronterizas
                                                                     (Continued)

Disclosure Statement (as defined below), (ii) determining the treatment of certain claims for notice and voting purposes, (iii) establishing a record date for voting and solicitation purposes and procedures for filing objections to the First Amended Joint Plan Of Reorganization Of Hayes Lemmerz International, Inc. And Its Affiliated Debtors And Debtors-in-Possession dated February 21, 2003 [Docket No. 2028] (the "Original Plan") and for temporary allowance of claims for voting purposes, and (iv) approving solicitation procedures for confirmation and seeking confirmation of the Plan (as defined below); and upon the Debtors' motion, dated April 7, 2003 [Docket No. 2158] (the "Supplemental Procedures Motion") for entry of an order (i) approving the Debtors' Disclosure Supplement dated April 9, 2003 [Docket No. 2166] (the "Disclosure Supplement") Regarding Modifications to First Amended Joint Plan Of Reorganization Of Hayes Lemmerz International, Inc. And Its Affiliated Debtors And Debtors In Possession dated April 9, 2003 [Docket No. 2167] (the "Modified Plan")(2), (ii) extending to 4:00 p.m.(3) on May 2, 2003, the voting deadline with respect to the Modified Plan for (A) those creditors in Class 2 (Prepetition Credit Facility Secured Claims) that had not previously voted to accept the Original Plan, and (B) all creditors in Class 3a (BMO Synthetic Lease Secured Claims), Class 3b (CBL Synthetic Lease Secured Claims), Class 3c (Dresdner Synthetic Lease Secured Claims), and Class 5

------------------------------

(1)      (...continued)
         HLI, S.A. DE C.V.

(2) Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Modified Plan. Any term used in the Modified Plan or this order (the "Confirmation Order") that is not defined in the Modified Plan or this Confirmation Order, but that is used in the United States Bankruptcy Code, 11 U.S.C. Sections 101-1330, as amended (the "Bankruptcy Code"), or the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules.

(3)      All times are prevailing Eastern time.

(Senior Note Claims) only, (iii) extending to May 2, 2003 at 4:00 p.m. the confirmation objection deadline for certain creditors specified therein, (iv) continuing the confirmation hearing to 10:30 a.m. on May 7, 2003, (v) extending the deadline to file omnibus replies to confirmation objections to 4:00 p.m. on May 5, 2003, (vi) approving supplemental solicitation procedures for creditors affected by and entitled to vote on the modifications to the Original Plan and for tabulating votes with respect to the Modified Plan, and (vii) approving notices and supplemental ballots with respect to the foregoing (collectively, "Supplemental Notices/Ballots"); and based upon (i) the Court's review of the Certificate of Publication, the Affidavit of Mailing, sworn to February 28, 2003 [Docket No. 2057] (the "February BSI Affidavit"), the Supplemental Affidavit, sworn to April 15, 2003 [Docket No. 2206] (the "April BSI Affidavit," and collectively with the February BSI Affidavit, the "BSI Affidavits"), and the Declaration Of Kathy Gerber Certifying Voting On And Tabulation Of Ballots Accepting And Rejecting The (I) First Amended Joint Plan Of Reorganization Of Hayes Lemmerz International, Inc. And Its Affiliated Debtors And Debtors-in-Possession And (II) Modified First Amended Joint Plan Of Reorganization Of Hayes Lemmerz International, Inc. And Its Affiliated Debtors And Debtors-in-Possession [Docket No. 2285](the "Original Gerber Declaration"), each filed on May 5, 2003, and the Amended Declaration Of Kathy Gerber Certifying Voting On And Tabulation Of Ballots Accepting And Rejecting The (I) First Amended Joint Plan Of Reorganization Of Hayes Lemmerz International, Inc. And Its Affiliated Debtors And Debtors-in- Possession And (II) Modified First Amended Joint Plan Of Reorganization Of Hayes Lemmerz International, Inc. And Its Affiliated Debtors And Debtors-in-Possession [Docket No. 2306] filed on May 6, 2003 (together with the Original Gerber Declaration, the "Voting Report"),
(ii) the Memorandum Of Law In Support Of Confirmation Of

The Modified Plan [Docket No. 2280], as the Modified Plan is further modified by the modifications set forth herein (the "Plan"), a copy of which is attached hereto as Exhibit A, filed by the Debtors on May 5, 2003, (iii) the Declarations of Curt J. Clawson [Docket No. 2287] (the "Clawson Declaration"), James
Yost [Docket No. 2286] (the "Yost Declaration"), Eric R. Mendelsohn [Docket No. 2293] (the "Mendelsohn Declaration"), and Kenneth A. Hiltz [Docket No. 2288](the "Hiltz Declaration") in support of confirmation of the Plan filed by the Debtors on May 5, 2003, (iv) the letter agreement, dated May 1, 2003 (the "HWM Letter Agreement"), between the respective counsel of the Debtors and of Hayes Wheels de Mexico, S.A. de C.V., Hayes Wheels Aluminio, S.A. de C.V., and DESC Automotriz, S.A. de C. V. (the "HWM Claimants"), (v) the Certification of Counsel Attaching Documents Related to the Debtors' Exit Financing [Docket No. 2324] (the "Certification of Counsel") filed on May 9, 2003, (vi) the in camera review of the Confidential Report to the Audit Committee of the Board of Directors of Hayes Lemmerz International, Inc., dated January 20, 2002, (vii) all of the evidence proffered or adduced at, objections filed in connection with, and arguments of counsel made at, the Confirmation Hearing (as defined below), and (viii) the entire record of these Chapter 11 Cases; and after due deliberation thereon and good and sufficient cause appearing therefor, the Court hereby makes the following findings of fact and conclusions of law.(4)

------------------------------

(4) Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Fed. R. Bankr. P. 7052.

                  THE COURT FINDS AND CONCLUDES THAT:

         A. Filing Of Original Plan. On February 20, 2003, the Debtors filed the Original Plan and the Disclosure Statement With Respect To First Amended Joint Plan Of Reorganization Of Hayes Lemmerz International, Inc. And Its Affiliated Debtors And Debtors in Possession (as transmitted to parties-in-interest, the "Original Disclosure Statement").

         B. Solicitation Procedures Order. On February 20, 2003, the Court entered an order (the "Solicitation Procedures Order") that, among other things,
(i) approved the Original Disclosure Statement as containing adequate information within the meaning of section 1125(a) of the Bankruptcy Code, (ii) fixed April 9, 2003, as the date for the commencement of the hearing to consider confirmation of the Original Plan (as such hearing may have been adjourned or continued, the "Confirmation Hearing"), (iii) approved the form and method of notice of the Confirmation Hearing (the "Confirmation Hearing Notice"), (iv) fixed March 28, 2003, as the last date and time for filing and serving objections to confirmation of the Original Plan, (v) established procedures for objecting to confirmation of the Original Plan, (vi) established procedures for temporary allowance of claims for voting purposes, and (vii) established certain procedures for soliciting and tabulating votes with respect to the Original Plan.

         C. Transmittal Of Solicitation Package. The Confirmation Hearing Notice, the Original Disclosure Statement, the Original Plan, the Solicitation Procedures Order, the Creditors' Committee's solicitation statement with respect to the Original Plan and, as to Classes 2, 3a, 3b, 3c, 4, 5, 6, and 7 (collectively, the "Voting Classes"), an appropriate ballot and return envelope were transmitted in accordance with Fed. R. Bankr. P. 3017(d) and the Solicitation Procedures Order, all as set forth in the February BSI Affidavit. In addition, (i) as to Class 1, the Notice Of Nonvoting Status With Respect To Unimpaired Class 1 Other Priority Claims, (ii) as to Classes 8a, 8b, and 9, the Notice Of Nonvoting Status With Respect To Class 8 Subordinated Securities Claims and Class 9 Interests, and (iii) as to holders of contingent, unliquidated or disputed Claims, the Notice Of

Nonvoting Status With Respect To (1) Contingent, Unliquidated Or Disputed Claims, (2) Claims Scheduled As Zero Or Unknown In Amount, Or (3) Claims To Which The Debtors Have Filed An Objection were transmitted, also as set forth in the February BSI Affidavit.

         D. Publication Of Confirmation Hearing Notice. The Debtors published the Confirmation Hearing Notice in The Wall Street Journal (National Edition) on February 27, 2003, as evidenced by the certificate of publication made by Bridgett Trykoski of The Wall Street Journal [Docket No. 2233].

         E. Supplemental Procedures Order. On April 10, 2003, the Court entered an order [Docket No. 2171] (the "Supplemental Procedures Order"), under 11 U.S.C. Sections 105(a), 1125 and 1127(d), Fed. R. of Bankr. P. 3017, 3018 and
9006 and Del. L.R. Bankr. P. 9006-2, granting the relief requested in the Supplemental Procedures Motion.

         F. Transmittal of Supplemental Solicitation Package. The Disclosure Supplement (containing a copy of the changes between the Original Plan and the Modified Plan as Appendix A thereto), the Supplemental Procedures Order, and the Supplemental Notices/Ballots contemplated by the Supplemental Procedures Order were transmitted in accordance with Fed. R. Bankr. P. 3017(d) and the Supplemental Procedures Order, all as set forth in the April BSI Affidavit.

         G. Voting Report. On May 5 and 6, 2003, the Debtors filed the Voting Report, certifying the method and results of the ballot tabulation for each of the Voting Classes. The Voting Report incorporates votes cast by General Electric Capital Corporation ("GE Capital") pursuant to a stipulation [Docket No. 2133] which was approved by the Court by order dated April 9, 2003 [Docket No. 2177], temporarily allowing certain of GE Capital's Claims for voting purposes only.

         H. Exclusive Jurisdiction; Venue; Core Proceeding (28 U.S.C. Sections 157(b)(2) and 1334(a)). The Court has jurisdiction over the Chapter 11 Cases pursuant to 28 U.S.C. Sections 157 and 1334. Venue is proper pursuant to 28 U.S.C. Sections 1408 and 1409. Confirmation of the Plan is a core proceeding under 28 U.S.C. Section 157(b)(2), and the Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed.

         I. Judicial Notice. The Court takes judicial notice of the docket of the Chapter 11 Cases maintained by the Clerk of the Court and/or its duly-appointed agent, including, without limitation, all pleadings and other documents filed, all orders entered, and all evidence and arguments made, proffered or adduced at, the hearings held before the Court during the pendency of the Chapter 11 Cases, including, but not limited to, (i) the hearing held on February 20, 2003 to consider the adequacy of the Original Disclosure Statement, and (ii) the hearing held on April 9, 2003 to consider the adequacy of the Disclosure Supplement.

         J. Transmittal And Mailing Of Materials; Notice. Adequate and sufficient notice of the Original Disclosure Statement, the Disclosure Supplement, the Original Plan, the Modified Plan, the Plan, the Confirmation Hearing and the other bar dates, deadlines and hearings described in the Solicitation Procedures Order and the Supplemental Procedures Order was given in compliance with the Bankruptcy Rules, the Solicitation Procedures Order, and the Supplemental Procedures Order, and no other or further notice is or shall be required.

         K. Solicitation. Solicitation of votes on the Plan was conducted in good faith and in compliance with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, the Original Disclosure Statement, the Disclosure Supplement, the Solicitation Procedures Order, the Supplemental Procedures Order, all other applicable provisions of the Bankruptcy Code, and all other rules, laws, and regulations.

         L. Ballots. All procedures used to distribute solicitation materials to the applicable holders of Claims and Interests and to tabulate ballots were fair and conducted in accordance with the Solicitation Procedures Order, the Supplemental Procedures Order, the Bankruptcy Code, the Bankruptcy Rules, the local rules of the Bankruptcy Court for the District of Delaware, and all other applicable rules, laws, and regulations.

         M. Impaired Classes Voting To Accept The Plan. As evidenced by the Voting Report, and except as set forth in [Paragraph] N below, all Voting Classes have accepted the Modified Plan pursuant to the requirements of sections 1124 and 1126 of the Bankruptcy Code. Since Class 2 (Prepetition Credit Facility Secured Claims) is impaired in each of the Debtors' Chapter 11 Cases, except Industrias Fronterizas HLI, S.A. de C.V. ("Industrias"), and since Class 7 (General Unsecured Claims) is impaired in Industrias's Chapter 11 Case, and since such Classes voted to accept the Modified Plan and contain no "insiders" of the Debtors, at least one Impaired Class of Claims, determined without including any acceptance by an insider of any of the Debtors, has voted to accept the Plan with respect to each Debtor.

         N. Impaired Classes Rejecting The Plan. Classes 8a (Subordinated Debt Securities Claims), 8b (Subordinated Equity Securities Claims), and 9 (Interests in HLI) (the "Zero Distribution Classes"), which are applicable solely to HLI's Chapter 11 Case, will receive no distribution on account of such Claims and Interests under the Plan and are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Class 7 (General Unsecured Claims) in the Chapter 11 Cases of certain of the Debtors has voted to reject the Modified Plan,(5) either by virtue of having cast ballots to reject the Plan or due to no votes at all having been cast in such Class. Class 4 (Miscellaneous Secured Claims) has either (i) voted to accept the Plan or (ii) failed to vote at all. Class 4 did not vote to reject the Plan in any of the Chapter 11 Cases, and no member of Class 4 has objected to confirmation of the Plan.

         O. Burden Of Proof. The Debtors, as proponents of the Plan, have met their burden of proving the elements of section 1129(a) and (b) of the Bankruptcy Code by a preponderance of evidence, which is the applicable evidentiary standard. The Court also finds that the Debtors have satisfied the elements of sections 1129(a) and (b) of the Bankruptcy Code under the clear and convincing standard of proof.

         P. Plan Compliance With Bankruptcy Code (11 U.S.C. Section 1129(a)(1)). The Plan complies with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(1) of the Bankruptcy Code.

                  1.       Proper Classification (11 U.S.C. Sections 1122, 1123
(a) (1)). In addition to Administrative Claims and Priority Tax Claims (which are not required to be classified), Article III of the Plan designates Classes of Claims and Interests for each of the Debtors. The Claims

--------------------

(5) After giving effect to requests by various creditors in Class 7 to change their votes so as to accept the Plan, Class 7 in six (6) of the Debtors' cases voted to reject the Plan.

and Interests placed in each Class are substantially similar to other Claims or Interests, as the case may be, in each such Class. Valid business, factual and legal reasons exist for separately classifying the various Classes of Claims and Interests created under the Plan, and such Classes do not unfairly discriminate between holders of Claims or Interests. Thus, the Plan satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

                  2.       Specification Of Unimpaired Classes (11 U.S.C.
Section 1123(a)(2)). Section 3.2 of the Plan specifies the Classes of Claims and Interests that are Unimpaired. Thus, the Plan satisfies section 1123(a)(2) of the Bankruptcy Code.

                  3. Specification Of Treatment Of Impaired Classes (11 U.S.C. Section 1123(a)(3)). Sections 3.3 and 3.4 of the Plan specify the Classes of Claims and Interests that are Impaired under the Plan. Article IV of the Plan specifies the treatment of Claims and Interests in all such Classes. Thus, the Plan satisfies section 1123(a)(3) of the Bankruptcy Code.

                  4. No Discrimination (11 U.S.C. Section 1123(a)(4)). The Plan provides for the same treatment by the Debtors for each Claim or Interest in each respective Class unless the holder of a particular Claim or Interest has agreed to less favorable treatment with respect to such Claim or Interest. Thus, the Plan satisfies section 1123(a)(4) of the Bankruptcy Code.

                  5. Implementation Of Plan (11 U.S.C. Section 1123(a)(5)). The Plan provides adequate and proper means for implementation of the Plan as described in Articles VI, VII, VIII and X. Thus, the Plan satisfies section 1123(a)(5) of the Bankruptcy Code.

                  6. Prohibition Against Issuance Of Non-Voting Equity Securities And Provisions For Voting Power Of Classes Of Securities (11 U.S.C.
Section 1123(a)(6)). Section 6.3 of the Plan provides that the certificates of incorporation of each of the Reorganized Debtors will prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code. Similar provisions are contained in the certificates of incorporation of New Holdco, New Parent Company, and New Operating Company, as such provisions are set forth in Plan Exhibit F [Docket No. 2088]. Thus, the Plan satisfies section 1123(a)(6) of the Bankruptcy Code.

                  7. Selection Of Officers, Directors, And The Trustee (11 U.S.C. Section 1123(a)(7)). The Debtors have adequately disclosed or otherwise identified the procedures for determining the identities and affiliations of all individuals or entities proposed to serve on or after the Effective Date as officers or directors of New Holdco, New Parent Company, and New Operating Company, the Reorganized Debtors, as the Trustee for the HLI Creditor Trust, and as members of the Trust Advisory Board. The appointment or employment of such individuals or entities and their proposed compensation and indemnification arrangements are consistent with the interests of Claimholders and with public policy. Thus, section 1123(a)(7) of the Bankruptcy Code is satisfied.

                  8. Additional Plan Provisions (11 U.S.C. Section 1123(b)). The Plan's provisions are appropriate and consistent with the applicable provisions of the Bankruptcy Code, including, without limitation, provisions for (a) distributions to Claimholders, (b) the disposition of executory contracts and unexpired leases, (c) the retention of, and right to enforce, sue on, settle or compromise (or refuse to do any of the foregoing with respect to) certain claims or Causes of Action against third parties, to the extent not waived, released, or transferred to the HLI Creditor Trust under the Plan, (d) resolution of Disputed Claims, (e) allowance of certain Claims, (f) indemnification obligations, (g) releases by the Debtors and Debtors-in-Possession, (h) releases by holders of Claims and Interests, and (i) exculpation of various Persons with respect to actions related to or taken in furtherance of the Chapter 11 Cases.

                  9. Fed. R. Bankr. P. 3016(a). The Plan is dated and identifies the entities submitting it, thereby satisfying Fed. R. Bankr. P. 3016(a).

         Q. Debtors' Compliance With Bankruptcy Code (11 U.S.C. Section 1129(a)(2)). Except as otherwise provided or permitted by orders of the Court, the Debtors have complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Solicitation Procedures Order, the Supplemental Procedures Order and other orders of this Court thereby satisfying section 1129(a)(2) of the Bankruptcy Code. Specifically, the Debtors are proper debtors under section 109 of the Bankruptcy Code and proper proponents of the Plan under section 1121(a) of the Bankruptcy Code.

         R. Plan Proposed In Good Faith (11 U.S.C. Section 1129(a)(3)). The Debtors have proposed the Plan in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code. In determining that the Plan has been proposed in good faith, the Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases, the formulation of the Original Plan, all modifications thereto, and the Plan. See Bankruptcy Rule 3020(b). The Chapter 11 Cases were filed, and the Original Plan and all modifications thereto were proposed, with the legitimate and honest purpose of reorganizing and maximizing the value of the Debtors and the recovery to Claimholders. As no objections to the

Plan have been filed on this ground, the Court need not receive evidence on such issues. Bankr. Rule 3020 (b)(2).

         S.       Payments For Services Or Costs And Expenses (11 U.S.C.
Section 1129(a)(4)). Any payment made or to be made by the Debtors for services or for costs and expenses in connection with the Chapter 11 Cases, including administrative expense and substantial contribution claims under sections 503 and 507 of the Bankruptcy Code, or in connection with the Plan and incident to the Chapter 11 Cases, either has been approved by or is subject to the approval of the Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.

         T. Directors, Officers, And Insiders (11 U.S.C. Section 1129(a)(5)). The Debtors have complied with section 1129(a)(5) of the Bankruptcy Code and have disclosed the initial officers of the Reorganized Debtors. The Debtors have disclosed the manner for selection of the initial board of directors of New Holdco, the ultimate parent company for all of the Debtors. The initial board of directors of New Holdco will have seven (7) directors, one of whom will be the chief executive officer of Reorganized HLI, and the remaining six (6) of which will be selected by the Prepetition Lenders and the Senior Noteholders based upon the relative holdings of the Prepetition Credit Facility and Senior Notes in accordance with the provisions of Section 6.6 of the Plan. In addition, on May 6, 2003, the Debtors filed a Notice Of Identification Of Directors Of New Holdco [Docket No. 2297], identifying the initial members of the board of directors in accordance with Section 6.6(b) of the Plan. The existing senior officers of the Debtors shall serve as senior officers of New Holdco in their current capacities after the Effective Date. The existing officers and directors of the Affiliate Debtors, other than those that will be eliminated pursuant to the Restructuring Transactions, shall serve as the initial officers of the Reorganized Affiliate Debtors in their current capacities after the Effective Date. On May 6, 2003, the Debtors filed a Notice Of Disclosure Of (A) Officers And Directors Of Subsidiary Reorganized Debtors And (B) Insiders Of Reorganized Debtors [Docket No. 2307] identifying the initial officers and directors of New Parent Company, New Operating Company, and the other new subsidiaries of the Reorganized Debtors to be created as pursuant to the Restructuring Transactions. On March 18, 2003, the Debtors filed a Summary of Long Term Incentive Plan as Plan Exhibit D [Docket No. 2086] that adequately discloses the incentive compensation, in the form of both stock options and restricted stock or stock units, to be received by the Reorganized Debtors' management and key employees.

         U. No Rate Changes (11 U.S.C. Section 1129(a)(6)). Section 1129(a)(6) of the Bankruptcy Code is satisfied because the Plan does not provide for any change in rates over which a governmental regulatory commission has jurisdiction.

         V. Best Interests Test (11 U.S.C. Section 1129(a)(7)). The Plan satisfies section 1129(a)(7) of the Bankruptcy Code. The liquidation analysis in Appendix D to the Original Disclosure Statement, the Yost Declaration, the Hiltz Declaration, and other evidence proffered or adduced at the Confirmation Hearing
(1) are persuasive and credible, (2) have not been controverted by other evidence or challenged in any objections to the Plan, (3) are based upon reasonable and sound assumptions, (4) provide a reasonable estimate of the liquidation values of the Debtors upon conversion to cases under Chapter 7 of the Bankruptcy Code, and (5) establish that each holder of a Claim or Interest in an Impaired Class that has not accepted the Plan will receive or retain under the Plan, on account of such Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount that such holder would receive if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code on such date.

         W. Acceptance By Certain Classes (11 U.S.C. Section 1129(a)(8)). Class 1 Other Priority Claims in each of the Chapter 11 Cases is Unimpaired by the Plan, and, under section 1126(f) of the Bankruptcy Code, is conclusively presumed to have accepted the Plan. All Impaired voting Classes in the Chapter 11 Cases of the Debtors (other than Class 7 in the Chapter 11 Cases of the Rejecting Debtors (as defined below) and Class 4 in the Chapter 11 Cases of the Nonvoting Debtors (as defined below)) have voted to accept the Plan thus satisfying section 1129(a)(8) of the Bankruptcy Code. Holders of Claims and Interests in Classes 8a, 8b, and 9, which are applicable solely to HLI's Chapter 11 Case, will receive no distribution under the Plan on account of such Claims and Interests and are deemed to have rejected the Plan under section 1126(g) of the Bankruptcy Code. After taking into account requests by creditors to change their votes(6) so as to accept the Plan, Class 7 has voted to reject (or has failed to vote on) the Plan in the Chapter 11 Cases of the following Debtors:
(i) Hayes Lemmerz International - Georgia, Inc. (Case No. 01-11495); (ii) Hayes Lemmerz International - Texas, Inc. (Case No. 01-11507); (iii) HLI (Europe), Ltd. (Case No. 01-11510); (iv) Hayes Lemmerz International - CMI, Inc. (Case No. 01-11513); (v) Hayes Lemmerz International - Laredo, Inc. (Case No. 01-11519); and (vi) Hayes Lemmerz International - Transportation, Inc. (Case No. 01-11526) (collectively, the "Rejecting Debtors"). Class 4 has cast no ballots in the Chapter 11 Cases of the following Debtors: (1) Hayes Lemmerz - California, Inc. (Case No. 01-11493); (2) Hayes

---------------------------

(6) Prior to giving effect thereto, Class 7 in six (6) additional Debtors' cases would have voted to reject the Plan.

Lemmerz - Georgia, Inc. (Case No. 01-11495); (3) Hayes Lemmerz - Howell,
Inc. (Case No. 01-11500); (4) Hayes Lemmerz - Kentucky, Inc. (Case No. 01-11504); (5) Hayes Lemmerz - Cadillac, Inc. (Case No. 01-11517); (6) Hayes Lemmerz - Petersburg, Inc. (Case No. 01-11523); and (7) Hayes Lemmerz - Technical Center, Inc. (Case No.01-11525) (the "Nonvoting Debtors"). Although
section 1129(a)(8) of the Bankruptcy Code has not been satisfied with respect to Classes 8a, 8b, and 9 in the Chapter 11 Case of HLI, Class 7 in the Chapter 11 Cases of the Rejecting Debtors, and Class 4 of the Nonvoting Debtors, the Plan nevertheless is confirmable because it satisfies section 1129(b) of the Bankruptcy Code with respect to those Classes.

         X. Treatment Of Administrative And Priority Tax Claims And Other Priority Claims (11 U.S.C. Section 1129(a)(9)). The treatment of Administrative Claims and Other Priority Claims under the Plan satisfies the requirements of section 1129(a)(9)(A) and (B) of the Bankruptcy Code, and the treatment of Priority Tax Claims under the Plan satisfies the requirements of section 1129(a)(9)(C) of the Bankruptcy Code.

         Y. Acceptance By Impaired Class (11 U.S.C. Section 1129(a)(10)). Classes 2, 3a, 3b, 3c, 5, and 6 in the Chapter 11 Cases of HLI and/or the other Debtors are each Impaired Classes of Claims that have voted to accept the Plan and, to the best of the Debtors' knowledge, do not contain "insiders," thus satisfying section 1129(a)(10) of the Bankruptcy Code.

         Z. Feasibility (11 U.S.C. Section 1129(a)(11)). The Plan satisfies section 1129(a)(11) of the Bankruptcy Code. The financial projections in Appendix E to the Original Disclosure Statement, the Mendelsohn Declaration, the Hiltz Declaration, the Yost Declaration, and the evidence proffered or adduced at the Confirmation Hearing (i) are persuasive and credible, (ii) have not been controverted by other evidence or challenged in any of the objections to the Plan, and (iii) establish that the Plan is feasible and that confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors or the Reorganized Debtors. The Debtors have demonstrated (i) their ability after the occurrence of the Effective Date to pay, in Cash, the Claims as currently asserted in the notice of demand for cure and, in the alternative, motion for allowance of Administrative Claim, as supplemented (the "HWM Claims"), filed by the HWM Claimants, (ii) the New Credit Facility includes a $125 million revolving credit facility, which may be used, inter alia, to make payments contemplated by the Plan, to provide working capital, and for other general corporate purposes, and
(iii) through their pro forma projections, that at each quarter-end through 2004, and at each year-end through 2008, projected availability under the New Credit Facility will range from $79.8 million to $104.8 million. The Debtors further established at the Confirmation Hearing that the Reorganized Debtors will be obligated to pay in full and in Cash any Administrative Claims by the HWM Claimants against either HLI or Hayes Lemmerz International - Mexico, Inc., that are established in accordance with the Plan or as otherwise ordered by the Court.

         AA.      Payment Of Fees (11 U.S.C. Section 1129(a)(12)). The Debtors
have paid or, pursuant to Sections 1.17 and 2.1 of the Plan, will pay by the Effective Date fees payable under 28 U.S.C. Section 1930, thereby satisfying section 1129(a)(12) of the Bankruptcy Code.

         AB.      Continuation Of Retiree Benefits (11 U.S.C. Section
1129(a)(13)). As required by section 1129(a)(13) of the Bankruptcy Code, Section 6.7(b) of the Plan provides that, following the Effective Date, the payment of all retiree benefits (as defined in section 1114 of the Bankruptcy Code) will continue at the levels and for the duration of the periods the Debtors have obligated themselves to provide such benefits, thereby satisfying section 1129(a)(13) of the Bankruptcy Code.

         AC.      Section 1129(b)/Confirmation Of The Plan Over Nonacceptance Of
Impaired Classes. The Zero Distribution Classes, Class 7 in the Chapter 11 Cases of the Rejecting Debtors, and Class 4 in the Chapter 11 Cases of the Nonvoting Debtors are Impaired Classes of Claims and Interests that either are deemed to have rejected the Plan pursuant to 11 U.S.C. Section 1126(g), have voted to reject the Plan, and/or have cast no ballots at all on the Plan in such Class. The Plan may be confirmed under Bankruptcy Code section 1129(b) notwithstanding their rejection or deemed rejection of the Plan because (i) all of the requirements of section 1129(a) of the Bankruptcy Code, other than section 1129(a)(8) with respect to such Classes, have been met, (ii) with respect to the Zero Distribution Classes and Class 7 in the Chapter 11 Cases of the Rejecting Debtors, no holders of Claims or Interests junior to the holders of such Classes will receive or retain any property under the Plan on account of such Claims or Interests, and (iii) with respect to Class 4 in the Chapter 11 Cases of the Nonvoting Debtors, each holder of an Allowed Claim in such Class will retain its lien and have its Allowed Claim Reinstated, so that it will receive Cash payments totaling at least the Allowed amount of such Claim and having a present value, as of the Effective Date, of at least the value of such holder's interest in the applicable Estate's interest in the property subject to such lien. Pursuant to Sections 4.12 and 6.5 of the Plan, (i) all Interests in HLI will be cancelled (and holders of such Interests will receive distributions from the HLI Creditors Trust if and only if all senior Classes are paid in full) and (ii) the Debtors will undergo extensive Restructuring Transactions which will create a new holding company structure designed to rationalize the Reorganized Debtors' corporate structure, realize certain tax benefits, and create a more simplified structure more closely reflecting the Reorganized Debtors' business units. Pursuant to these restructurings, including the Additional Equity Modification, which the Debtors have elected to implement, the majority of existing intercompany equity interests will be eliminated, and assets will be transferred between various Debtors, as consideration for and in order to achieve for the Debtors' creditors, who will realize the value of the Affiliate Debtors through their ownership of the New Securities, the benefits of the Plan. Moreover, the parent company of the Reorganized Affiliate Debtors will provide to or procure for its Reorganized Affiliate Debtor significant financing not otherwise available on a stand-alone basis; insurance; legal, accounting and human resource services; centralized purchasing; the benefits of its relationships with customers; and management, all of which are critical to the ongoing operations and performance of the Reorganized Debtors. Finally, no Class of Claims or Interests senior to any Zero Distribution Class or Class 7 in the Chapter 11 Case of any Rejecting Debtor is receiving property under the Plan having a value more than the Allowed amount of such Claim or Interest. Accordingly, the Plan is fair and equitable and does not discriminate unfairly, as required by section 1129(b) of the Bankruptcy Code.

         AD.      Principal Purpose Of Plan (11 U.S.C. Section 1129(d)). The
principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act of 1933 (15 U.S.C. Section
77e).

         AE.      Modifications To The Plan. The modifications to the Modified
Plan set forth in Exhibit C hereto constitute technical changes and do not materially adversely affect or change the treatment of any Claims or Interests. Accordingly, pursuant to Bankruptcy Rule 3019, these modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or re-solicitation of votes under section 1126 of the Bankruptcy Code, nor do they require that holders of Claims or Interests be afforded an opportunity to change previously cast acceptances or rejections of the Original or Modified Plan.

         AF.      Good Faith Solicitation (11 U.S.C. Section 1125(e)). The
Debtors and their agents, representatives, attorneys, and advisors have solicited votes on the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, the Solicitation Procedures Order, and the Supplemental Procedures Order and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation and limitation of liability provision set forth in Section 11.6 of the Plan.

         AG.      Executory Contracts. The Debtors have exercised reasonable business judgment in determining whether to assume or reject their executory contracts and unexpired leases as set forth in Article VII of the Plan. Each pre- or post-Confirmation assumption or rejection of an executory contract or unexpired lease pursuant to Sections 7.1 and 7.2 of the Plan and assignment, if any, pursuant to the New Holding Company Formation, the Asset Transfer Modification, or the Additional Equity Modification, the Merger and the Restructuring Transactions contemplated by the Plan shall be legal, valid and binding upon the applicable Debtor or Reorganized Debtor and their assignees or successors and all non-Debtor parties to such executory contract or unexpired lease, all to the same extent as if such assumption or rejection had been effectuated pursuant to an appropriate authorizing order of the Court entered before the Confirmation Date under section 365 of the Bankruptcy Code.

         AH.      Adequate Assurance. The Debtors have cured, or provided
adequate assurance that the Reorganized Debtors or their successors or assignees will cure, defaults (if any) under or relating to each of the executory contracts and unexpired leases that are being assumed by the Debtors pursuant to the Plan (the "Assumed Contracts and Leases").

         AI.      Releases And Discharges. The releases and discharges of claims and Causes of Action described in Article XI of the Plan constitute good faith compromises and settlements of the matters covered thereby. Such compromises and settlements are made in exchange for consideration and are in the best interests of Claimholders, are fair, equitable, reasonable and are integral elements of the restructuring and resolution of the Chapter 11 Cases in accordance with the Plan. Each of the discharge, release, injunction, indemnification and exculpation provisions set forth in the Plan: (1) is within the jurisdiction of the Court under 28 U.S.C. Sections 1334(a), (b), and (d); (2) is an essential means of implementing the Plan pursuant to section 1123(a)(5) of the Bankruptcy Code; (3) is an integral element of the transactions incorporated into the Plan;
(4) confers material benefit on, and is in the best interests of, the Debtors, their Estates and their creditors; (5) is important to the overall objectives of the Plan to finally resolve all Claims among or against the parties-in-interest in the Chapter 11 Cases with respect to the Debtors, their organization, capitalization, operation and reorganization; and (6) is consistent with sections 105, 1123, 1129, and other applicable provisions of the Bankruptcy Code.

         AJ.      Conditions To Confirmation. The conditions to Confirmation set forth in Section 12.1 of the Plan have been satisfied, waived or will be satisfied by entry of this Confirmation Order.

         AK.      Conditions To Consummation. Each of the conditions to the
Effective Date, as set forth in Section 12.2 of the Plan, is reasonably likely to be satisfied. The conditions to the Effective Date, set forth in Section 12.2 of the Plan, shall be subject to waiver by the Debtors in their sole discretion, without any further notice to parties-in-interest or the Court and without a hearing; provided that any such waiver shall require the prior written consent of the Prepetition Agent, the Creditors' Committee, and Apollo.

         AL.      Retention Of Jurisdiction. The Court properly may retain
jurisdiction over the matters set forth in Article XIII of the Plan.

         AM.      New Credit Facility. The New Credit Facility is an essential element of the Plan, and entry into the New Credit Facility in substantially the form submitted to the Court with such terms and modifications to be further negotiated in accordance with and consistent with the Financing Letters (as defined in the May 9, 2003 letter from Citicorp North America, Inc., Citigroup Global Markets Inc., Lehman Commercial Paper Inc, and Lehman Brothers Inc. to HLI and filed with the Court attached to the Certification of Counsel) forming a part of the New Credit Facility documents submitted to the Court prior to or during the Confirmation Hearing is in the best interests of the Debtors, their Estates and their creditors. The Debtors have exercised reasonable business judgment in determining to enter into the New Credit Facility on the terms and in the form submitted to the Court prior to or during the Confirmation Hearing, or in a form substantially similar thereto. The Debtors have provided sufficient and adequate notice of the principal terms of the New Credit Facility, to their major constituencies, including, without limitation, the Prepetition Agent, the DIP Agent, the Ad Hoc Prepetition Steering Committee, and the Creditors' Committee and to those parties-in-interest that have filed a request for notices with the Court. The New Credit Facility documents will provide that the New Credit Facility may be used, inter alia, to make payments contemplated by the Plan, to provide working capital for the Reorganized Debtors, and for other general corporate purposes. At the Confirmation Hearing, the Debtors demonstrated that if the HWM Claimants establish (i) liability and compensation or damages owing on their HWM Claims, and (ii) that their HWM Claims are entitled to treatment as Administrative Claims, then the New Credit Facility will be available to pay such HWM Claims as payments contemplated by the Plan, subject only to customary conditions to borrowing under the New Credit Facility.

         AN.      No Conflict. The financial accommodations being extended
pursuant to the New Credit Facility are being extended in good faith and for legitimate business purposes. The execution of the New Credit Facility does not conflict with the terms of the Plan or this Order. All documents necessary to implement the Plan, including, without limitation, the New Credit Facility, shall, upon execution, be valid, binding, and enforceable agreements and not be in conflict with any federal or state law.

         AO.      Preservation Of Causes Of Action. It is in the best interests of the Claimholders that the Causes of Action that are not expressly released under the Plan be retained by the Reorganized Debtors pursuant to Section 6.15 of the Plan or transferred to the HLI Creditor Trust pursuant to Section 10.2 of the Plan in order to maximize the value of the Estates.

         AP.      Election Pursuant to 11 U.S.C. Section 1111(b). No secured creditor has elected the treatment provided by section 1111(b) of the Bankruptcy Code.

         AQ.      Plan Settlements. In accordance with Fed. R. Bankr. P. 9019, the Plan is dependent upon and incorporates the terms of compromises and settlements that are described in the following sections of the Plan: Section
4.2 - Class 2 (Prepetition Credit Facility Secured Claims), Section 4.3 - Class 3a (BMO Synthetic Lease Secured Claims), Section 4.4 - Class 3b (CBL Synthetic Lease Secured Claims), Section 4.5 - Class 3c (Dresdner Synthetic Lease

Secured Claims), Section 4.7 - Class 5 (Senior Note Claims), Section 4.8 - Class 6 (Subordinated Note Claims), and Class 7 (General Unsecured Claims) (collectively, the "Plan Settlements"). The Plan Settlements are interrelated and interdependent settlements which, together with the other provisions of the Plan, constitute a global settlement of all issues and disputes between and among the Debtors and their major constituents.

         AR.      In reaching the Plan Settlements, the Debtors considered the following: (i) the probability of success in the litigation of causes of action (including avoidance actions) against the settling parties; (ii) the difficulties to be encountered in collection of the possible recoveries under those actions; (iii) the complexity and likely duration of such litigation and the attendant expense, inconvenience, and delay resulting from such litigation, and (iv) the paramount interest of the Claimholders to confirm and consummate a consensual plan of reorganization. The Plan Settlements fall within the range of reasonableness for the resolution of disputes and Claims, and is fair and equitable and is in the best interest of the Debtors, the Reorganized Debtors, their creditors, and all parties in interest. The Plan Settlements have been negotiated at arms' length and have been entered in good faith. The Plan Settlements avoid costly and time consuming litigation, and pave the way toward achieving a successful reorganization.

         AS.      Creation of HLI Creditor Trust. In partial satisfaction of the
Claims against the Debtors, the Plan provides for the establishment of the HLI Creditor Trust to be created by the Trust Agreement, substantially in the form attached as Plan Exhibit C [Docket No. 2086] and for the retention and preservation of the Trust Assets by the Trustee, as successor to, and representative of, the Estates in accordance with sections 1123(b)(3)(B) and 1145(a)(1) of the Bankruptcy Code, for the benefit of the Claimholders in Class 5, 6, and 7 and the collection, liquidation, and distribution of the Trust Assets, including the litigation of the Trust Claims, as required by the Plan. The Trust will be established for the primary purposes of (i) litigating Trust Claims, and (ii) making distributions of Trust Recoveries in accordance with Section 10.7 of the Plan and the provisions of the Trust Agreement. The Debtors will transfer the Trust Claims to the HLI Creditor Trust on the Effective Date. In addition, the Debtors will fund the Expense Advance to the HLI Creditor Trust in six (6) installments as set forth in Section 1.104 of the Plan, with the first installment to be funded as soon as practicable after the Effective Date, but in no event more than 20 days after the Effective Date.

         AT.      Distributions of New Securities. Any distributions of the New
Securities and, to the extent they constitute securities, the HLI Creditor Trust beneficial interests as contemplated by the Plan by the Debtors, New Holdco, New Parent Company, or New Operating Company are exempt from the requirements of section 5 of the Securities Act of 1933, as amended (the "Securities Act"), and any state or local laws requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in, a security ("State Securities Laws") pursuant to section 1145(a) of the Bankruptcy Code.

         AU.      Re-Sale Under 1145. The New Securities that are issued in
reliance on section 1145 of the Bankruptcy Code may be resold by the holders thereof without registration unless the holder is an "underwriter" with respect to such securities, as defined in section 1145(b)(1) of the Bankruptcy Code.

         AV.      Defined Benefit Plans. The Debtors sponsor the Pension Plan covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), 29 U.S.C. Sections 1301-1461 (2000). The Debtors intend to continue the Pension Plan. As part of their continuation of the Pension Plan, the Debtors intend to satisfy the minimum funding standards under ERISA and the Internal Revenue Code, pay all PBGC insurance premiums, and administer and operate the Pension Plan in accordance with their terms and ERISA. Accordingly, the PBGC and the Debtors agree that no claims under 29 U.S.C. Section 1362 have arisen during the bankruptcy.

                  ACCORDINGLY, THE COURT HEREBY ORDERS THAT:

                  1. Confirmation. The Plan, which consists of the Modified Plan and the modifications set forth in Exhibit C hereto, which are hereby incorporated into and constitute a part thereof, is approved and confirmed under section 1129 of the Bankruptcy Code. The terms of the Plan and the exhibits thereto are incorporated by reference into and are an integral part of this Confirmation Order.

                  2.       Objections.

                           (a) Objection by the HWM Claimants. As provided in
the HWM Letter Agreement, (i) the Debtors' exit financing documents will provide that the $125 million revolving credit facility of the New Credit Facility may be used, inter alia, to make payments contemplated by the Plan, to provide working capital for the Reorganized Debtors, and for other general corporate purposes; and (ii) the Reorganized Debtors will be obligated to pay in full and in Cash any Administrative Claims by the HWM Claimants against either HLI or Hayes Lemmerz International - Mexico, Inc. that are established in accordance with the Plan or as otherwise ordered by the Court. Consistent with the HWM Letter Agreement, the Objection of the HWM Claimants is accordingly withdrawn without prejudice to the HWM Claims or other Administrative Claims or Claims of the HWM Claimants (if any) or the Debtors' or the

Reorganized Debtors' defenses thereto, including, without limitation, any alleged claims or rights of setoff of the Debtors or the Reorganized Debtors against the HWM Claimants or any one of them.

                           (b) Other Objections. All Objections to confirmation
of the Plan that have not been withdrawn, waived, or settled, and all reservations of rights included therein, are overruled on the merits.

                  3. Provisions Of Plan And Order Nonseverable And Mutually Dependent. The provisions of the Plan and this Confirmation Order, including the findings of fact and conclusions of law set forth herein, are nonseverable and mutually dependent.

                  4. Plan Classification Controlling. The classification of Claims and Interests for purposes of the distributions to be made under the Plan shall be governed solely by the terms of the Plan. The classifications set forth on any ballots or supplemental ballots tendered to or returned by the Claimholders in connection with voting on the Plan (a) were set forth on such ballots or supplemental ballots solely for purposes of voting to accept or reject the Plan, (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims under the Plan for distribution purposes, (c) may not be relied upon by any Claimholder as representing the actual classification of such Claims under the Plan for distributions purposes, and (d) shall not be binding on the Reorganized Debtors, the Estates, or the Debtors.

                  5. Effects Of Confirmation; Immediate Effectiveness; Successors And Assigns. The Court directs that Fed. R. Civ. P. 62(a) and the stay provided by Bankruptcy Rule 3020(e) shall not apply to this Confirmation Order, and the Court authorizes the Debtors to consummate the Plan after entry of this Confirmation Order. Subject to the occurrence of the Effective Date as provided in Sections 12.1 and 12.2 of the Plan, and notwithstanding any otherwise applicable law, immediately upon the entry of this Confirmation Order, the terms of the Plan (including the Plan Exhibits and all documents and agreements executed pursuant to the Plan) and this Confirmation Order shall be binding on (a) the Debtors, (b) the Reorganized Debtors, (c) all holders of Claims against and Interests in the Debtors, whether or not Impaired under the Plan and whether or not, if Impaired, such holders accepted the Plan, (d) each Person acquiring property under the Plan, (e) any other party-in-interest, (f) any Person making an appearance in these Chapter 11 Cases, and (g) each of the foregoing's respective heirs, successors, assigns, trustees, executors, administrators, affiliates, officers, directors, agents, representatives, attorneys, beneficiaries, or guardians. Upon the occurrence of the Effective Date with respect to each Debtor, the Plan shall be deemed substantially consummated as to such Debtor.

                  6. Continued Corporate Existence; Vesting Of Assets. On the Effective Date, all property of the Estates shall vest or revest as provided in Sections 10.2 and 11.1 of the Plan. As of the Effective Date, the Reorganized Debtors may operate their businesses and use, acquire, and dispose of property and settle and compromise Claims without supervision of the Court, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and this Confirmation Order.

                  7. Release Of Liens. Except as otherwise provided in the Plan or this Confirmation Order, or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date, all mortgages, deeds of trust, liens or other security interests against the property of any Estate are fully released and discharged (except to the extent Reinstated under the Plan), and all right, title and interest of any holder of such mortgages, deeds of trust, liens or other security interests, including any rights to any collateral thereunder, shall revert to the applicable Reorganized Debtor and its successors and assigns.

                  8. Retained Assets; Transfer of Trust Claims. To the extent the succession to assets of the Debtors by the Reorganized Debtors and the HLI Creditor Trust pursuant to Sections 10.5 and 11.1 of the Plan or pursuant to the New Holding Company Formation, as may be modified by either the Asset Transfer Modification or Additional Equity Modification, the Merger, and the Restructuring Transactions pursuant to Section 6.5 of the Plan, are deemed to constitute "transfers" of property, such transfers of property to the Reorganized Debtors and any transfer of property to the HLI Creditor Trust (i)
(a) are or shall be legal, valid, and effective transfers of property, (b) vest or shall vest the Reorganized Debtors or the HLI Creditor Trust, as applicable, with good title to such property, free and clear of all liens, charges, Claims, encumbrances, or interests, except as expressly provided in the Plan or this Confirmation Order, (c) do not and shall not constitute avoidable transfers under the Bankruptcy Code or under applicable nonbankruptcy law, and (d) do not and shall not subject the Reorganized Debtors or the HLI Creditor Trust to any liability by reason of such transfer under the Bankruptcy Code or under applicable nonbankruptcy law, including, without limitation, any laws affecting successor or transferee liability and (ii) the Reorganized Debtors and the HLI Creditor Trust shall constitute successors for purposes of continuing the privileged nature of any such communication shared with the Reorganized Debtors or with the Trustee for the HLI Creditor Trust.

                  9. Discharge of Debtors. Pursuant to section 1141(d) of the Bankruptcy Code, except as otherwise specifically provided in the Plan, the distributions and rights that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Confirmation Date (but subject to the occurrence of the Effective Date), of Claims and Causes of Action, whether known or unknown, against, liabilities of, liens on, obligations of, rights against, and Interests in the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, rights, and Interests, including, but not limited to, demands and liabilities that arose before the Confirmation Date, any liability (including withdrawal liability) to the extent such Claims relate to services performed by employees of the Debtors prior to the Petition Date and that arise from a termination of employment or a termination of any employee or retiree benefit program regardless of whether such termination occurred prior to or after the Confirmation Date, Claims arising prior to the Confirmation Date with respect to executory contracts or unexpired leases that have not terminated prior to the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not (i) a proof of claim or interest based upon such debt, right, or Interest is filed or deemed filed under section 501 of the Bankruptcy Code, (ii) a Claim or Interest based upon such debt, right, or Interest is allowed under section 502 of the Bankruptcy Code, or (iii) the holder of such a Claim, right, or Interest accepted the Plan. This Confirmation Order hereby constitutes a judicial determination of the discharge of all liabilities of and Interests in the Debtors as set forth above, subject to the Effective Date occurring. Notwithstanding anything to the contrary in the Plan or in this Confirmation Order, the Plan shall not discharge any claims that may be held by the SEC against any non-Debtor parties or enjoin or restrain the SEC from instituting or enforcing any such claims against any non-Debtor parties.

                  10.      Releases, Limitations Of Liability And
Indemnification. The releases set forth in Sections 11.4, 11.9, and 11.10 of the Plan, and the exculpation and limitation of liability provisions set forth in
Section 11.6 of the Plan, are incorporated in this Confirmation Order as if set forth in full herein and are hereby approved in their entirety.

                  11.      Injunctions.

                           (a) Except as otherwise specifically provided in the
Plan and except as may be necessary to enforce or remedy a breach of the Plan, from and after the Effective Date, all Persons who have held, hold or may hold Claims against or Interests in the Debtors and any successors, assigns or representatives of the foregoing shall be precluded and permanently enjoined from: (a) commencing or continuing in any manner any Claim, employment of process, action or other proceeding of any kind with respect to any Claim, Interest or any other right against any Reorganized Entity (as defined below) or the HLI Creditor Trust, which they possessed or may possess prior to the Effective Date, (b) the enforcing, attaching, collecting, offsetting, or recovering by any manner or means of any judgment, award, decree or order with respect to any Claim, Interest, or any other right against any Reorganized Entity, which they possessed or may possess prior to the Effective Date, (c) creating, perfecting or enforcing any lien or encumbrance of any kind with respect to any Claim, Interest or any other right against any Reorganized Entity or the HLI Creditor Trust, which they possessed or may possess prior to the Effective Date, (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability, or obligation due to the Debtors, and (e) asserting any Claims or Causes of Action that are satisfied, released, or discharged hereby and under the Plan to the fullest extent permissible under applicable law, including, without limitation, to the extent provided for or authorized by Sections 11.4 and 11.10 of the Plan and sections 524 and 1141 of the Bankruptcy Code.

                           (b) Pursuant to Sections 11.8 and 11.9 of the Plan,
from and after the Effective Date, each Claimholder in a Class that receives distributions under the Plan, the Creditors' Committee, and the HLI Creditor Trust, and their respective agents, employees, representatives, financial advisors, attorneys and Affiliates, and their successors and assigns, to the fullest extent permissible under applicable law, shall be precluded and permanently enjoined from commencing or continuing any action, employment of process, or act to collect, offset, or recover any and all claims (as such term is defined in section 101(5) of the Bankruptcy Code) or Causes of Action, obligations, rights, Retained Actions, Avoidance Claims, Retained Avoidance Claims, Trust Avoidance Claims and liabilities, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part upon any act or omission, transaction, or occurrence taking place on, or prior to, the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, or the Plan that such entity has, had or may have against the Prepetition Agent, the Prepetition Lenders, the DIP Agent, and the DIP Lenders (and any of their respective officers, directors, employees, agents, affiliates, and other representatives).

                  12. Automatic Stay. All injunctions and stays in effect in the Chapter 11 Cases pursuant to section 105 or 362(a) of the Bankruptcy Code or otherwise and extant on the Confirmation Date shall continue to be in full force and effect until the Effective Date, and at that time shall be dissolved and of no further force or effect, subject to the injunctions set forth in the preceding paragraphs and/or sections 524 and 1141 of the Bankruptcy Code; provided, however, that nothing herein shall bar the filing of financing documents (including uniform commercial code financing statements, security agreements, leases, mortgages, trust agreements and bills of sale) or the taking of such other actions as are necessary to effectuate the transactions specifically contemplated by the Plan or by this Confirmation Order prior to the Effective Date.

                  13. Matters Relating To Implementation Of The Plan; General Authorizations. The approvals and authorizations specifically set forth in this Confirmation Order are nonexclusive and are not intended to limit the authority of any Debtor or Reorganized Debtor or any officer or director thereof to take any and all actions necessary or appropriate to implement, effectuate and consummate any and all documents or transactions contemplated by the Plan or this Confirmation Order. The Debtors, the Reorganized Debtors, New Holdco, New Parent Company, and New Operating Company (collectively, with the new subsidiaries of the Reorganized Debtors, the "Reorganized Entities" and each a "Reorganized Entity") are authorized and empowered, without action of their respective stockholders or boards of directors, but subject to consent rights, if any, set forth in the Plan, to take any and all such actions as any of their executive officers may determine are necessary or appropriate to implement, effectuate and consummate any and all documents or transactions contemplated by the Plan or this Confirmation Order, including to: (a) authorize or implement the New Holding Company Formation, the Asset Transfer Modification, the Additional Equity Modification, the Merger, and the Restructuring Transactions, as contemplated by Section 6.5 of the Plan; (b) enter into, execute and deliver, acknowledge, adopt or amend, as the case may be, any of the contracts, leases, instruments, releases and other agreements or documents and plans, including, but not limited to, deeds, assignments, conveyances, and other assurances, documents, instruments of transfer, uniform commercial code financial statements, trust agreements, mortgages, indentures, security agreements, and bills of sale to be entered into, executed and delivered, acknowledged, adopted or amended in connection with the Plan and the transactions contemplated by it, and, following the Effective Date, each of such contracts, leases, instruments, releases and other agreements shall be a legal, valid and binding obligation of, and enforceable against, the applicable Reorganized Entity and any other Person that is a party thereto, in accordance with its terms and is entered into for good and valuable consideration, including the benefits of the Plan; (c) issue for distribution or reserve for issuance in accordance with the terms of the Plan, the New Securities (upon such issuance, all such shares or warrants shall be duly authorized and validly issued and outstanding, fully paid, nonassessable, free and clear of any mortgage, lien, pledge, security interest or other encumbrance of any kind, and not subject to pre-emptive or similar rights of third parties); or (d) authorize any of the Reorganized Entities to engage in any of the activities set forth in this paragraph or otherwise contemplated by the Plan. Subject to consent rights, if any, set forth in the Plan, each of the Chairman of the Board of Directors, the Chief Executive Officer, Chief Financial Officer, Chief Restructuring Officer, and General Counsel of the Reorganized Entities or their respective designees, shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan, this Confirmation Order, and any and all documents or transactions contemplated by the Plan or this Confirmation Order, all without further application to or order of the Court and whether or not such actions or documents are specifically referred to in the Plan, the Original Disclosure Statement, the Disclosure Supplement, the Solicitation Procedures Order, the Supplemental Procedures Order, this Confirmation Order, or the exhibits or appendices to any of the foregoing, and the signature of such officer on a document shall be conclusive evidence of the officer's determination that such document and any related actions are necessary and appropriate to effectuate or further evidence the terms and conditions of the Plan, this Confirmation Order or other documents or transactions contemplated by the Plan or this Confirmation Order. The secretary or any assistant secretary of each Reorganized Entity is authorized to certify or attest to any of the foregoing actions. Pursuant to section 1142 of the Bankruptcy Code, to the extent that, under applicable nonbankruptcy law, any of the foregoing actions otherwise would require the consent or approval of the stockholders or the boards of directors of any of the Reorganized Entities, this Confirmation Order shall constitute such consent or approval, and such actions are deemed to have been taken by unanimous action of the stockholders and directors of the appropriate Reorganized Entity, provided, however, consent rights, if any, set forth in the Plan shall be preserved. All such actions taken or caused to be taken shall be deemed to have been authorized and approved by this Court and shall be deemed effective pursuant to section 303 of the Delaware General Corporation Law, to the extent applicable, and without further corporate act or action under applicable law.

                  14. Directors And Officers Of Reorganized Entities. The Court approves the appointment of the following five (5) initial members of the board of directors of New Holdco, as of and immediately following the Effective
Date: (i) Curtis Clawson, (ii) Laurence Berg, (iii) Steve Martinez, (iv) William
H. Cunningham, and (v) Henry D.G. Wallace. The existing senior officers of the Debtors shall continue to serve as senior officers in the same capacities after the Effective Date subject to the terms of the applicable employment agreements and the rights of the Board of Directors. Section 6.6 of the Plan shall govern the designation of the initial members of New Holdco and the certificate of incorporation of New Holdco shall govern the classification, terms and related matters pertaining to the board of directors of New Holdco. Unless the Reorganized Debtors, the Prepetition Agent, the Ad Hoc Prepetition Lender Steering Committee, and Apollo agree otherwise, Section 6.6 of the Plan shall survive confirmation and the Effective Date and shall remain in full force and effect for designating the seven (7) initial members of the board of directors of New Holdco's Board of Directors.

                  15. Approval Of Employment, Retirement, Indemnification, And Other Related Agreements And Incentive Compensation Programs. Pursuant to
section 1142(b) of the Bankruptcy Code, without further action by the Court or the stockholders, but subject to the approval of the boards of directors of the Reorganized Entities, and without limiting the power of authority of the Reorganized Entities following the Effective Date to take such actions as may be permitted or required by applicable nonbankruptcy law, the Reorganized Entities are authorized, as of the Effective Date, to: (a) maintain, terminate, amend, or implement existing employment, retirement, indemnification, and other agreements with their respective active directors, officers, and employees who will continue in such capacities (or similar capacities) after the Effective Date, or retirement income plans, welfare benefit plans, and other plans for active employees, subject to the terms and conditions of any such agreement, and subject to Sections 6.7, 6.8, 6.9, 6.10, and 11.7(b) of the Plan; and (b) enter into new employment, retirement, indemnification, and other agreements for active directors, officers, and employees, and retirement income plans, welfare benefits plans, and other plans for active and retired directors, officers, and employees, including, without limitation, the Long Term Incentive Plan.

                  16. New Credit Facility. The terms of the New Credit Facility, in substantially the form set forth in the New Credit Facility documents submitted to the Court prior to or during the Confirmation Hearing, are hereby approved. The Reorganized Entities are hereby authorized to execute the New Credit Facility documents, as modified on or prior to the Effective Date, together with such other documents in accordance with and consistent with the Financing Letters forming a part of the New Credit Facility documents filed with the Court prior to or during the Confirmation Hearing as any of the New Credit Facility lenders may reasonably require in order to effectuate the treatment afforded to such parties under the New Credit Facility without further approval of the boards of directors of the Reorganized Entities.

                  17. Exemption From Certain Taxes And Recording Fees. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of any security, or the making, delivery, filing or recording of any instrument of transfer under, or in connection with, the Plan shall not be taxed under any law imposing a recording tax, stamp tax, transfer tax or similar tax. Furthermore, without limiting the foregoing, any transfers from a Debtor to a Reorganized Entity, the HLI Creditor Trust or any other Person pursuant to or as contemplated by the Plan, (including pursuant to the New Holding Company Formation as may be modified by either the Asset Transfer Modification or the Additional Equity Modification, the Merger, and Restructuring Transactions) or any agreement regarding the transfer of title to or ownership of any of the Debtors' property in the United States will not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, sales or use tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, or other similar tax or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(c) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. The Court shall retain specific jurisdiction with respect to these matters.

                  18. Assumptions. The executory contract and unexpired lease provisions of Article VII of the Plan are approved. Each executory contract and unexpired lease to which the Debtors are a party shall be deemed automatically assumed and Reinstated in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date unless such executory contract or unexpired lease (i) shall have been previously rejected by the Debtors by order of the Bankruptcy Court, (ii) is the subject of a motion to reject filed, or a notice of rejection served pursuant to order of the Bankruptcy Court, on or before the Confirmation Date, (iii) is listed on the schedule of rejected contracts and leases annexed as Plan Exhibit H, or (iv) expired or terminated prior to the Effective Date and/or is no longer executory on the Effective Date by its own terms; provided, however, that the contracts with (a) DuPont Mexico, (b) Alcoa Automotive Castings, and (c) Spinic Manufacturing Company shall be assumed and amended pursuant to the respective agreement to assume and amend between the Debtors and such respective party. Listing a contract or lease on Plan Exhibit H or taking other action to reject a contract or lease shall not constitute an admission that such contract or lease is an executory contract or unexpired lease or that a Reorganized Entity has any liability thereunder This Confirmation Order shall constitute an order approving the assumptions and assignments, if any, described in Section 7.1 of the Plan, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date.

                  19. Payments Related to Assumption of Executory Contracts and Unexpired Leases. The provisions (if any) of each executory contract or unexpired lease to be assumed and Reinstated under the Plan that are or may be in default shall be satisfied solely by Cure. Within ten (10) days after the Effective Date (the "Cure Claims Notification Date"), the Debtors shall mail a notice of proposed Cure amount to any and all parties subject to executory contracts or unexpired leases assumed by the Debtors. Such notice shall set forth, among other things, the amount the Debtors propose to pay to such parties as Cure pursuant to section 365(b) of the Bankruptcy Code as reflected in the Debtors' books and records (the "Proposed Cure"). Any Person who disputes the Proposed Cure must file with the Bankruptcy Court an objection (a "Cure Claim Objection") to the Proposed Cure no later than thirty (30) days after the Cure Claims Notification Date (the "Cure Claim Objection Deadline"). Any party failing to submit a Cure Claim Objection by the Cure Claim Objection Deadline shall be forever barred from asserting, collecting, or seeking to collect any amounts in excess of the Proposed Cure against the Debtors or the Reorganized Entities. Any Cure Claim Objection shall be resolved consensually by the parties, by the Bankruptcy Court, or at the mutual election of the parties in any non-Bankruptcy forum. Cure Claim Objections shall be set for status at subsequent hearings following the Cure Claims Objection Deadline with separate evidentiary hearings to be set by the Bankruptcy Court as needed. In the event the Court determines that the Cure amount is higher than that amount asserted by the Debtors, the Debtors may reject or permit a "ride through" of such executory contract or unexpired lease notwithstanding the occurrence of the Effective Date. If the Debtors do not receive a Cure Claim Objection by the Cure Claims Objection Deadline, then the Debtors shall pay the Proposed Cure, if any, within five (5) days of the Cure Claims Objection Deadline. No later than such date, the Debtors also will pay the undisputed portion of Cure to any party who filed a Cure Claims Objection. In the event of a dispute regarding (a) the nature or the amount of any Cure, (b) the ability of the Reorganized Debtors or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365(b) of the Bankruptcy Code) under the contract or lease to be assumed, or (c) any other matter pertaining to assumption, Cure shall be paid by the Debtors as soon as reasonably practicable after such agreement or Final Order (but in no event any later than twenty (20) days thereafter).

                  20. Rejections. Except as otherwise provided in the Plan, in this Confirmation Order, in any contract, instrument, release or other agreement or document entered into in connection with the Plan on or before the Confirmation Date, each executory contract and unexpired lease listed on Plan Exhibit H (collectively, the "Rejected Contracts and Leases") shall be deemed automatically rejected pursuant to section 365 of the Bankruptcy Code as of the Effective Date or such earlier date as the Debtors may have unequivocally terminated their performance under such lease or contract. All of the Rejected Contracts and Leases shall be rejected only to the extent that any such contract or lease constitutes an executory contract or unexpired lease. This Confirmation Order shall constitute an order approving such rejections, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date or such earlier date as the Debtors may have unequivocally terminated their performance under such lease or contract.

                  21. Bar Date For Rejection Damages Claims And Related Procedures. If the rejection by the Debtors (pursuant to the Plan or otherwise) of an executory contract or an unexpired lease results in a Claim by the non-Debtor party or parties to such contract or lease, then such Claim shall be forever barred and shall not be enforceable against either the Debtors or the Reorganized Entities or any of their successors or properties unless a proof of claim is filed with the Clerk of the Court and served upon counsel for the Debtors and the Prepetition Agent, within thirty (30) days after service of the earlier of (a) notice of entry of this Confirmation Order or (b) other notice that the executory contract or unexpired lease has been rejected; provided, however, that the foregoing requirement to file a proof of claim shall not be applicable to any such Claim that was previously allowed by Final Order of the Court.

                  22. DIP Facility Claim. On the Effective Date, all obligations (other than contingent indemnity obligations) of the Debtors under the DIP Facility shall be paid in full in Cash or otherwise satisfied in a manner acceptable to the DIP Lenders in accordance with terms of the DIP Facility and the DIP Credit Agreement; provided, however, that with respect to letters of credit issued under the DIP Facility, such letters of credit shall be replaced with substitute letter of credits, shall remain in place and be cash collateralized or shall remain in place and be collateralized by back-to-back letters of credit. Upon compliance with the foregoing sentence, all liens and security interests (other than cash collateralization referenced in the preceding sentence) granted to secure such obligations shall be, and shall for all purposes be deemed to be, cancelled and of no further force and effect. Upon compliance with the first sentence of this paragraph, to the extent that the DIP Lenders or the DIP Agent have filed or recorded publicly any liens and/or security interests to secure the Debtors' obligations under the DIP Facility, the DIP Lenders or the DIP Agent, as the case may be, shall take any commercially reasonable steps requested by the Debtors that are necessary to satisfy, cancel and/or extinguish such publicly- filed liens and/or security interests.

                  23. Professional Claims And Final Fee Applications. The provisions of Section 9.2 of the Plan shall govern Professional Claims, including final fees applications, payment of interim amounts, the Holdback Escrow, and post-Effective Date compensation and retention, and deadlines and procedures relating thereto.

                  24. Substantial Contribution Compensation And Expenses Bar Date. Any Person who requests compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3), (b)(4), and (b)(5) of the Bankruptcy Code must file an application with the Clerk of the Court, on or before the thirtieth (30th) day after the Effective Date (the "503 Deadline"), and serve such application on counsel for the Debtors, and the Prepetition Agent, and as otherwise required by the Court and the Bankruptcy Code on or before the 503 Deadline, or be forever barred from seeking such compensation or expense reimbursement; provided, however, that any of the members of the Creditors' Commit tee, Apollo, and the Ad Hoc Prepetition Lender Steering Committee shall have until the sixtieth (60) day after the Effective Date to file any such application. The foregoing shall be without prejudice to the rights of any of the Prepetition Lenders to receive reimbursement of their reasonable fees and expenses pursuant to Paragraph 14(D)(x) of the DIP Facility Order.

                  25. Other Administrative Claims. All other requests for payment of an Administrative Claim (other than as set forth in paragraphs 22 through 24 and in the final sentence of this paragraph 25) must be filed with the Court, and served on counsel for the

Debtors and the Prepetition Agent, no later than thirty (30) days after the Effective Date. Any such request for payment of an Administrative Claim that is not timely filed and served shall be disallowed automatically without the need for any objection from the Debtors or the Reorganized Debtors. The Reorganized Debtors may settle an Administrative Claim without further Court approval. Unless the Reorganized Entities or another party-in-interest objects to an Administrative Claim by the Claims Objection Deadline, such Administrative Claim shall be deemed allowed in the amount requested. In the event that the Debtors, the Reorganized Debtors, or such other party-in-interest object to an Administrative Claim, the Court shall determine the Allowed amount of such Administrative Claim. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim which is (a) paid or payable by the Debtors or the Reorganized Debtors in the ordinary course of business, or (b) previously has been Allowed by Final Order of the Court.

                  26.      Exemption From Securities Laws. The provisions of
section 1145 of the Bankruptcy Code are applicable to the issuance and initial distribution of the New Securities and, to the extent they constitute securities, the beneficial interests in the HLI Creditor Trust and to the resale of the New Securities. Therefore, to the extent that an "offer or sale" is deemed to have occurred, any such securities are exempt from the requirements of section 5 of the Securities Act and State Securities Laws. Pursuant to and to the fullest extent permitted by section 1145 of the Bankruptcy Code, the resale of any new Securities shall be exempt from section 5 of the Securities Act and State Securities Laws.

                  27. Formation Of And Provisions Regarding The HLI Creditor Trust. The formation, rights, powers, duties, structure, obligations, and related matters pertaining to the HLI Creditor Trust shall be governed by
Section 10.3 of the Plan and the Trust Agreement.

                  28. Trust Agreement. The Trust Agreement substantially in the form attached as Plan Exhibit C is approved. Pursuant to Section 6.16 of the Plan and this Confirmation Order, the Debtors and the Reorganized Debtors are authorized to execute and to take any action necessary or appropriate to implement, effectuate or consummate the Trust Agreement.

                  29. Approval Of HLI Creditor Trust Trustee. The appointment of the Trustee under the Trust Agreement is hereby approved, and the Trustee of the HLI Creditor Trust, is hereby authorized to carry out all duties as set forth in the Plan, this Confirmation Order, and the Trust Agreement.

                  30. Trust Advisory Board. The Court approves the appointment of the initial members of the Trust Advisory Board, as disclosed at or prior to the Confirmation Hearing, as of and immediately following the Effective Date. The Trust Advisory Board is hereby authorized to carry out all duties as set forth in the Plan, this Confirmation Order, and the Trust Agreement. Matters pertaining to the Trust Advisory Board shall be governed by
Section 10.4 of the Plan.

                  31. Resolution Of Claims And Interests. Except as otherwise ordered by the Court, any Claim that is not an Allowed Claim shall be determined, resolved, or adjudicated in accordance with the terms of the Plan. The Reorganized Entities may (a) until 180 days after the Effective Date (unless extended by order of the Court) file objections in the Court to the allowance of any Claim or Interest (whether or not a proof of Claim or Interest has been filed) and/or (b) amend their schedules at any time before their Chapter 11 Cases are closed. The foregoing shall not be deemed to divest the rights, if any, of any party-in-interest to object to Claims.

                  32. Cancellation of Existing Securities. All Existing Securities are cancelled and terminated upon the occurrence of the Effective Date as provided in section 6.4 of the Plan.

                  33. Distribution Reserve. With respect to Class 7, the Disbursing Agent shall withhold a Distribution Reserve from the shares of New Common Stock and Series B Warrants, and, if the Debtors implement either the Additional Equity Modification or the Asset Transfer Modification, the New Preferred Stock or Reorganized HLI Stock, to be issued to Class 7 which the Reorganized Debtors reasonably determine is necessary to satisfy the distributions required to be made to the holders of Class 7 General Unsecured Claims in the Chapter 11 Cases, when the allowance or disallowance of each Disputed Claim is ultimately determined. The Disbursing Agent may request estimation for any Disputed Claim that is contingent or unliquidated (but is not required to do so). Such Distribution Reserve may not be relied upon to show that any Disputed Claim is either probable or estimable for any other purpose.

                  34. Plan Settlements. The Plan Settlements and the respective terms thereof, as set forth in the Plan, are hereby approved pursuant to Bankruptcy Rule 9019 as fair, prudent, and reasonable compromises of the controversies and Claims resolved by the Plan Settlements, are binding upon all Persons affected thereby, and shall be effectuated in accordance with the terms thereof.

                  35. Reservation of Rights Regarding HWM Claims. Except as expressly set forth in the HWM Letter Agreement, the Debtors, the Reorganized Debtors, and the HWM

Claimants reserve all rights with respect to the prosecution and/or defense of the HWM Claims and matters arising under or related to the Agreements (as defined in the HWM Letter Agreement), including, without limitation, any alleged claims or rights of set-off of any of the Debtors.

                  36. Payment Of Fees. All fees payable by the Debtors under 28 U.S.C. Section 1930 shall be paid on or before the Effective Date, and the Reorganized Debtors shall thereafter pay any statutory fees that come due until the case is closed, converted or dismissed.

                  37. Failure To Consummate Plan And Substantial Consummation. If the Effective Date does not occur, then the Plan, any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), the assumption or rejection of executory contracts or unexpired leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be null and void. In such event, nothing contained in the Plan or this Confirmation Order, and no acts taken in preparation for consummation of the Plan, shall, or shall be deemed to, (a) constitute a waiver or release of any claims by or against or Interests in the Debtors or any other Person, (b) prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors, (c) constitute an admission of any sort by the Debtors or any other Person, or (d) be construed as a finding of fact or conclusion of law with respect thereto.

                  38. Retention Of Jurisdiction. Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding the entry of this Confirmation Order or the occurrence of the Effective Date, the Court shall retain exclusive jurisdiction as provided in the Plan over all matters arising out of, and related to, the Chapter 11 Cases and the Plan to the fullest extent permitted by law, including, among other items and matters, jurisdiction over those items and matters set forth in Article XIII of the Plan; provided, however, that the Court's jurisdiction shall not govern the enforcement of the provisions of the New Credit Facility.

                  39. References To Plan Provisions. The failure to include or specifically reference any particular provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court that the Plan be confirmed in its entirety.

                  40. Confirmation Order Controlling. The provisions of the Plan and of this Confirmation Order shall be construed in a manner consistent with each other so as to effect the purposes of each; provided, however, that if there is determined to be any inconsistency between any Plan provision and any provision of this Confirmation Order that cannot be so reconciled, then, solely to the extent of such inconsistency, the provisions of this Confirmation Order shall govern and any such provision of this Confirmation Order shall be deemed a modification of the Plan and shall control and take precedence.

                  41. Separate Confirmation Orders. This Confirmation Order is and shall be deemed a separate Confirmation Order with respect to each of the Debtors in each Debtors' separate Chapter 11 Case for all purposes. The Clerk of the Court is directed to file and docket this Confirmation Order in the Chapter 11 Case of each of the Debtors.

                  42. Filing And Recording. This Confirmation Order (a) is and shall be effective as a determination that, on the Effective Date, all Claims and Interests existing prior to such date have been released, discharged, and terminated to the extent provided herein or in the Plan, and (b) is and shall be binding upon and shall govern the acts of all entities including, without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state and local officials, and all other persons and entities who may be required, by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record, or release any document or instruments. Each and every federal, state, and local government agency is hereby directed to accept any and all documents and instruments necessary, useful, or appropriate (including Uniform Commercial Code financing statements) to effectuate, implement, and consummate the transactions contemplated by the Plan and this Confirmation Order without payment of any recording tax, stamp tax, transfer tax, or similar tax imposed by state or local law.

                  43. Notice Of Confirmation Order and Occurrence Of Effective Date. On or before the tenth (10th) day following the occurrence of the Effective Date, the Debtors shall serve notice of entry of this Confirmation Order and occurrence of the Effective Date pursuant to Bankruptcy Rules 2002(f)(7), 2002(k), and 3020(c), on all Claimholders, the United States Trustee and other parties-in-interest, by causing a notice of this Confirmation Order and the occurrence of the Effective Date in substantially the form of the notice annexed hereto as Exhibit B (the "Notice of Effective Date"), which form is hereby approved, to be delivered to such parties by first class mail, postage prepaid. The Debtors are hereby authorized and directed to effect mailing of the Notice of Effective Date to holders of public debt and equity securities in the manner set forth in the Solicitation Procedures Order; provided, however, that notice need not be given or served under the Bankruptcy Code, the Bankruptcy Rules, or this Confirmation Order to any Person to whom the Debtors mailed a notice of the Bar Date or Confirmation Hearing, but received such notice returned marked "undeliverable as addressed," "moved - left no forwarding address," "forwarding order expired," or similar reason, unless the Debtors have been informed in writing by such Person of that Person's new address. The notice described herein is adequate under the particular circumstances of the Chapter 11 Cases, and no other or further notice is necessary. Notwithstanding the foregoing, pursuant to Bankruptcy Rule 2002(l), the Debtors may satisfy the requirements of Bankruptcy Rule 2002(f)(7) with respect to any Claimholder that does not reside in the United States by publishing the Notice of Effective Date in The New York Times (National Edition) within fifteen (15) Business Days of the Effective Date.

                  44. Priority Tax Claims. Except as otherwise provided herein or in the Plan, any Allowed Priority Tax Claims not paid on the Effective Date shall bear interest at the rate specified in Section 2.2 of the Plan, as modified in Exhibit C hereto, which is hereby approved, until paid, beginning on the Effective Date and continuing until paid. All Allowed Priority Tax Claims will be paid over a period not exceeding six (6) years after the assessment of the tax on which such Claim is based, as required by section 1129(a)(9)(C) of the Bankruptcy Code.

                  45. Exhibits To The Plan Will Operate As Controlling Documents. In the event of an inconsistency between the Plan and the Exhibits to the Plan (as may be modified), the Exhibits to the Plan shall control.

                  46.      Exit Financing Matters.

                           (a) All Exhibits to the Plan and documents and
agreements introduced into evidence by the Debtors at the Confirmation Hearing (including all exhibits and attachments thereto) and the execution, delivery, and performance of such exhibits, documents, and agreements in substantially the form submitted at the Confirmation Hearing by the Debtors in accordance with their respective terms are approved, including, but not limited to, all documents, instruments, and agreements contemplated thereby or to be executed in connection with the New Credit Facility.

                           (b) The Debtors or the Reorganized Debtors are hereby
authorized to grant to the lenders under the Senior Secured Credit Facility (as defined in the Yost Declaration) or other appropriate party valid, binding, enforceable and perfected security interests in and liens upon all collateral specified in the draft credit agreement submitted to the Court prior to or during the Confirmation Hearing (the "Credit Agreement") to secure all of the obligations under or in connection with the Senior Secured Credit Facility. The Credit Agreement and each document, instrument, and agreement executed in connection with the New Credit Facility shall constitute legal, valid, binding and authorized obligations of the respective parties thereto, enforceable in accordance with their terms. The security interests and liens granted pursuant to, or in connection with, the Senior Secured Credit Facility (and all documents, instruments and agreements related thereto and annexes, exhibits and schedules appended thereto) shall constitute, as of the Effective Date, legal, valid and duly perfected first priority liens and security interests in and to the collateral specified therein, subject only, where applicable, to the pre-existing liens and security interests specified or permitted in the Credit Agreement or the documents, instruments or agreements contemplated thereby.

                           (c) Based upon the record of these Chapter 11 Cases,
the security interests to be granted by the Debtors and/or Reorganized Debtors pursuant to, or in connection with, the Credit Agreement (i) are legal, valid and enforceable, and (ii) do not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any federal or state law.

                  47. Modifications To The Modified Plan. At the request of the Debtors, the Modified Plan is hereby modified pursuant to section 1127(a) of the Bankruptcy Code as set forth in the blacklined provisions to the Modified Plan annexed hereto as Exhibit C.

                  48. Relation Back. This Confirmation Order corrects a typographical error contained in, and amends and supersedes, the Findings of Fact, Conclusions of Law, and Order under 11 U.S.C. Sections 1129(a) and 1129
(B) and Fed. R. Bankr. P. 3020 Confirming Modified First Amended Joint Plan of Reorganization of Hayes Lemmerz International, Inc. and its Affiliated Debtors and Debtors-In-Possession, Dated April 9, 2003, as Further Modified [Docket No. 2329], which was entered by the Court on May 12, 2003, and, therefore, this Confirmation Order shall relate back and be deemed to have been entered on May 12, 2003.

Dated: Wilmington, Delaware
       May 14, 2003.

                                           /S/ MARY F. WALRATH
                                           -------------------------------------
                                           Honorable Mary F. Walrath
                                           United States Bankruptcy Judge